Exhibit 10(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 on Form N-1A and (File Nos. 33-58004 and 811-7474, respectively) of our report dated July 10, 1998 on our audit of the financial statements and financial highlights of Boston 1784 Funds, which report is included in the Annual Report to Shareholders for the year ended May 31, 1998 and for the respective periods then ended. We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and under the headings "Counsel and Independent Accountants" and "Financial Statements" and "For the Remainder of the Funds" in the Statement of Additional Information.



PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 15, 1999